Exhibit 10.42

* THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED BY “[REDACTED]”.

CONFIRMATION NO. 2

This Confirmation is attached and made part of that certain Master Crude Purchase Agreement (the “Agreement”) by and among CountryMark Cooperative, LLP, as purchaser (the “Purchaser”), and PennTex Resources Illinois, Inc, PennTex Resources, LP, Rex Energy IV, LLC and Rex Energy I, LLC, as suppliers (each a “Supplier”, and collectively, the “Suppliers”), dated December 30, 2009. This Confirmation relates to the Crude to be sold to Purchaser pursuant to the Agreement by each of the Suppliers. This Confirmation replaces all prior Confirmations between Purchaser and each Supplier pursuant to the Agreement. Any capitalized terms not defined herein shall have the meaning given them in the Agreement.

1.	Term: This Confirmation shall be for a period of twelve (12) months beginning on January 1, 2011 and ending on December 31, 2011.

2.	Quantity: An amount equal to actual lease receipts from trucked leases(s) indicated on Exhibit “A” attached hereto and made a part hereof and/or additional leases as designated by Suppliers. Leases can be added or deleted from Exhibit “A” during the term of this Confirmation as agreed by Purchaser and Suppliers.

3.	Delivery Points(s): Delivery shall take place and title shall pass from each Supplier to Purchaser when the Crude comes under the physical control of Purchaser by passing from the well tankage located on the leases to Purchaser’s designated transportation vehicles.

4.	Crude Price: For the Crude sold and delivered hereunder, Purchaser agrees to pay a price per barrel, which shall be calculated as follows:

[REDACTED]*

[REDACTED]*

5.	Payment Account: Purchaser shall make all payments pursuant to this Confirmation to each of the Suppliers by wire transfer to the following accounts:

Rex Energy I, LLC	PennTex Resources Illinois, Inc.
Bank: M & T Bank	Bank: M & T Bank
ABA: 022000046	ABA: 022000046
Acct: [REDACTED]*	Acct: [REDACTED]*

Rex Energy IV, LLC	PennTex Resources, LP
Bank: Key Bank	Bank: M&T Bank
ABA: 041001039	ABA: 022000046
Acct: [REDACTED]*	Acct: [REDACTED]*

Suppliers:	Purchaser:

PENNTEX RESOURCES ILLINOIS, INC.	COUNTRYMARK COOPERATIVE, LLP

By: /s/ THOMAS STABLEY	By: /s/ BILL COLLINS
Name: Thomas Stabley	Name: Bill Collins
Title: Executive Vice President and Chief	Title: Senior Crude Oil Representative
Financial Officer

PENNTEX RESOURCES, LP

By: /s/ THOMAS STABLEY
Name: Thomas Stabley
Title: Executive Vice President and Chief
Financial Officer

REX ENERGY IV, LLC

By: /s/ THOMAS STABLEY
Name: Thomas Stabley
Title: Executive Vice President and Chief
Financial Officer

REX ENERGY I, LLC

By: /s/ THOMAS STABLEY
Name: Thomas Stabley
Title: Executive Vice President and Chief
Financial Officer